UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[  ] Definitive Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

TEXTMUNICATION HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Copies to:

Scott P. Doney, Esq.

4955 S. Durango Rd. Ste. 165

Las Vegas, NV 89113

(702) 982-5686

Payment of Filing Fee (Check the appropriate box):

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(4)	Proposed maximum aggregate value of transaction: ____________

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[  ] Fee paid previously with preliminary materials.

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TEXTMUNICATION HOLDINGS, INC.

1940 Contra Costa Blvd. Pleasant Hill, CA 94523

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement is being mailed on or about October 5, 2015 to the shareholders of record on September 24, 2015 (the “Record Date”) of Textmunication Holdings, Inc., a Nevada corporation (the “Company”), in connection with certain actions to be taken by the written consent by the holders of a majority of the voting power of the outstanding capital stock of the Company, dated as of September 24, 2015. The actions to be taken pursuant to the written consents may be taken on or about October 25, 2015, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Wais Asefi
Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS, DATED SEPTEMBER 24, 2015.

To the Company’s Shareholders:

NOTICE IS HEREBY GIVEN that the following actions have been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company dated September 24, 2015, in lieu of a special meeting of the shareholders.

1.	To authorize the board of directors of the Company to amend its Articles of Incorporation to increase the number of authorized shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) from 250,000,000 to 750,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the record date of September 24, 2015 (the “Record Date”), the Company’s authorized capitalization consisted of 250,000,000 shares of Common Stock, of which 107,738,595 shares were issued and outstanding and 10,000,000 shares of Preferred Stock, of which 4,000,000 shares of Series A Preferred Stock were issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders. Each share of Series A Preferred Stock entities its holder to vote along with common stock at the rate of 300 votes per share held of Series A Preferred Stock. However, because shareholders holding a majority of the voting rights of all outstanding shares of common stock and Series A Preferred Stock as of the Record Date have voted in favor of the foregoing actions by resolution dated as of the Record Date, no other shareholder consents will be solicited in connection with this Information Statement.

Shareholders of record on the Record Date will be entitled to receive this notice and Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the amendments discussed above will be effected on or about the close of business of October 25, 2015.

This Information Statement will serve as written notice to shareholders pursuant to Section 78.370 of the Nevada Revised Statutes.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s shareholders as of the Record Date of certain corporate actions expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the voting rights of the Company’s outstanding capital stock, which consists of Common Stock and Series A Preferred Stock.

Shareholders holding a majority of the voting power of the Company’s outstanding stock voted in favor of the corporate matters outlined in this Information Statement, consisting of the amendment to the Company’s Articles of Incorporation (the “Articles”) to authorize the board of directors of the Company to amend its Articles of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 to 750,000,000 shares.

Who is Entitled to Notice?

Each outstanding share of Common Stock, as of the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the voting power of the Company’s outstanding shares of stock voted in favor of the actions.

What Constitutes the Voting Shares of the Company?

The voting power entitled to vote on the actions consists of the vote of the holders of a majority of the voting power of the outstanding capital stock comprised of the holders of the Company’s outstanding Common Stock, each of whom is entitled to one vote per share, and the Company’s outstanding Series A Preferred Stock, each of which is entitled to 300 votes per share. As of the Record Date, there were 107,738,595 shares of Common Stock issued and outstanding and 4,000,000 shares of Series A Preferred Stock issued and outstanding. As such, there are a total of 1,307,738,595 voting shares issued and outstanding as of the Record Date.

What Corporate Matters Will the Shareholders Vote For, and How Will They Vote?

Shareholders holding a majority of the voting power of the Company’s outstanding stock have voted in favor of the following action(s):

1.	To authorize the board of directors of the Company to amend its Articles of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 to 750,000,000 shares.

What Vote is Required to Approve the Actions?

The affirmative vote of a majority of the voting power of the shares of the Company’s Common Stock and Series A Preferred Stock outstanding on the applicable record date was required for approval of the actions. A majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock have voted in favor of the actions.

On September 24, 2015, the Company received the written consent from Wais Asefi, the holder of 4,000,000 shares of the issued and outstanding shares of Series A Preferred Stock and 65,640,207 shares of common stock. The written consent adopted resolutions which increased the number of authorized shares of the Company’s common stock from 250,000,000 shares to 750,000,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of the Company’s Common Stock as of September 24, 2015, by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown. Unless otherwise indicated, the address of each beneficial owner is 1940 Contra Costa Blvd., Pleasant Hill, CA 94523.

	Common Stock		Series A Preferred Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)(3)	Number of Shares Owned (1)	Percent of Class (2)(3)
Wais Asefi	65,640,207	61%	4,000,000	100%
All Directors and Executive Officers as a Group (1 person)			4,000,000	100%
5% Holders

(1)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.

(3)	The percent of class is based on 107,738,595 shares of common stock outstanding and 4,000,000 shares of Series A Preferred Stock outstanding as of September 24, 2015.

ACTION I

TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECTUATE THE

AMENDMENT OF THE COMPANY’S ARTICLES

OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED COMMON STOCK

The Board of Directors and the holders of a majority of the voting power of the Company’s shareholders have adopted resolutions approving an amendment to the Company’s Articles to increase the number of authorized shares of Common Stock of the Company (the “Increase of Authorized Common Stock”), as described below.

The form of the amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock will be substantially as set forth on Appendix A (subject to any changes required by applicable law). The Increase of Authorized Common Stock would authorize the Company’s Board of Directors to effect an Increase of Authorized Common Stock of the Company from 250,000,000 shares to 750,000,000 shares.

Reasons for the Increase of Authorized Common Stock

The general purpose of the Increase of Authorized Common Stock is to enhance the Company’s ability to finance the development and operation of its business.

Potential uses of the additional authorized shares of common stock may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of the Common Stock will give the Company greater flexibility and will allow the Company to issue such shares in most cases without the expense or delay of seeking stockholder approval. Except as previously disclosed in the Company’s annual, quarterly and current reports with the SEC, the Company currently has no specific agreements with respect to the additional authorized but unissued shares of Common Stock and has no specific plans to issue any such shares. However, the Company may in the future issue shares of its Common Stock in connection with financing transactions and other corporate purposes which its Board of Directors believes will be in the best interest of the Company’s stock holders. Shares of Common Stock carry no pre-emptive rights to purchase additional shares.

Effect of the Increase of Authorized Common Stock

The Increase of Authorized Common Stock will not have any immediate effect on the rights of existing stockholders and, except as previously disclosed in the Company’s annual, quarterly and current reports with the SEC, the Company currently has no specific agreements with respect to the additional authorized but unissued shares of Common Stock and has no specific plans to issue any such shares. However, the Company’s board of directors will have the authority to issue authorized shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

No Appraisal Rights

Under Nevada law and the Company’s charter documents, holders of the Company’s Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Increase of Authorized Common Stock.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in this action as a result of their ownership of shares of the Company’s common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. However, the Company does not believe that its officers or directors have interests in this action that are different from or greater than those of any other of our stockholders.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

HOUSEHOLDING

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. This practice, known as “householding,” is intended to eliminate duplicate mailings, conserve natural resources and help the Company reduce its printing and mailing costs. The Company undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered.

If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send your request to: TEXTMUNICATION HOLDINGS, INC., 1940 Contra Costa Blvd., Pleasant Hill, CA 94523 or call the Company at 925-777-2111. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, you may send your request to the above mailing address or call the above phone number.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company’s Annual Report on Form 10-K filed on April 15, 2015, which includes audited financial statements for the period ended December 31, 2014 and 2013, as filed with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors
October 5, 2015

/s/ Wais Asefi
Wais Asefi
Chief Executive Officer

Appendix A

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

TEXTMUNICATION HOLDINGS, INC.

Textmunication Holdings, Inc., a Nevada corporation (the “Corporation”), does hereby certify that:

FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Articles of Incorporation (the “Articles of Incorporation”).

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 78.380 of the Nevada Revised Statutes and shall become effective immediately upon filing this Certificate of Amendment.

THIRD: The first paragraph of Article III, Section 1 of the Articles of Incorporation is hereby amended in its entirety and replaced with the following:

“Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is seven hundred and sixty million (760,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock,” with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is seven hundred fifty million (750,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this __th day of _________, 2015.

By:	/s/ Wais Asefi
Name:	Wais Asefi
Title:	Chief Executive Officer